UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K, filed on January 28, 2020, BorgWarner Inc., a Delaware corporation (the “Company” or “BorgWarner”), entered into a Transaction Agreement, dated January 28, 2020, as amended (the “Transaction Agreement”), by and between the Company and Delphi Technologies PLC, a public limited company formed under the laws of the Bailiwick of Jersey (“Delphi Technologies”), pursuant to which the Company, or one of its subsidiaries, will acquire all of the outstanding ordinary shares of Delphi Technologies (each, a “Delphi Share” and, collectively, the “Delphi Shares”) in an all-stock transaction (the “Transaction”).

On March 30, 2020, Delphi Technologies provided notice to the lenders pursuant to its Credit Agreement, dated September 7, 2017, as amended (the “Credit Agreement”), to draw the full available amount under the revolving facility thereunder (the “Revolver Draw”), resulting in a total of $500 million outstanding under the revolving facility. Following the Revolver Draw, on March 30, 2020, the Company sent a written notice to Delphi Technologies asserting that Delphi Technologies materially breached Section 5.1(b)(xii) of the Transaction Agreement as a result of Delphi Technologies effecting the Revolver Draw without the Company’s prior written consent and asserting that, if such breach was not cured within 30 days, the Company had the right to terminate the Transaction Agreement. The Company received a response letter from Delphi Technologies on that date disputing the Company’s breach assertion on the basis that BorgWarner unreasonably withheld and conditioned its consent to the Revolver Draw, in material breach of the Transaction Agreement.

On May 6, 2020, the Company and Delphi Technologies entered into an Amendment and Consent Agreement (the “Amendment”) pursuant to which, among other things, the Company consented to the Revolver Draw and certain other matters, subject to the terms and conditions contained in the Amendment. The Amendment also amends the Transaction Agreement to include the following additional conditions to BorgWarner’s obligations to close the Transaction (the “Closing”): (a) as of 11:59 p.m. (New York time) on the date immediately prior to the Closing, (i) the net amount of revolver borrowings outstanding under the Credit Agreement (net of cash balances) does not exceed $115 million, and (ii) the total amount of revolver borrowings outstanding under the Credit Agreement does not exceed $225 million, and (b) Delphi Technologies has satisfied a specified net-debt-to-adjusted EBITDA ratio. In addition, the Company and Delphi Technologies have agreed to reduce the Exchange Ratio (as defined below) such that, pursuant to the terms of the Transaction Agreement, the Company will issue, in exchange for each Delphi Share, 0.4307 shares of common stock of BorgWarner, par value $0.01 per share (the “Exchange Ratio”). Other than as set forth in the Amendment, no additional changes or waivers with respect to the Transaction Agreement and the obligations thereunder were made, granted or consented to by the Company and Delphi Technologies and the Transaction Agreement remains in full force and effect in all respects. The Transaction is expected to close in the second half of 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On May 6, 2020, the Company and Delphi Technologies issued a joint press release announcing the execution of the Amendment. A copy of the joint press release is attached hereto as Exhibit 99.1.

No Offer or Solicitation

This communication is being made in respect of the proposed transaction. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Delphi Technologies filed with the SEC the preliminary proxy statement, and Delphi Technologies will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020.

Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Amendment and Consent Agreement, dated May 6, 2020
99.1	Joint Press Release, dated May 6, 2020
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: May 6, 2020	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary